UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 17, 2003	0-29768
Date of Report (Date of earliest event reported)	Commission File Number

24/7 REAL MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3995672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1250 Broadway New York, New York 10001
(Address of Principal Executive Offices) (Zip Code)

(212) 231-7100
(Registrant’s telephone number, including area code)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Statements.

Not applicable.

(c)	Exhibits.

	99.1	Press Release of 24/7 Real Media, Inc., dated December 17, 2003, entitled “24/7 Real Media Agrees to Acquire Real Media Korea, a Leading Interactive Marketing Firm in South Korea.”

Item 9.	Regulation FD Disclosure.

In accordance with SEC Release No. 33-8216, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On December 17, 2003 24/7 Real Media, Inc. (the “Company”) issued a press release announcing its agreement to acquire the 91.3% of the outstanding shares of Real Media Korea Co., Ltd. it does not already own for approximately $5 million in cash and approximately 10.7 million shares of 24/7 Real Media, Inc. common stock, valued at approximately $16 million.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

24/7 REAL MEDIA, INC.

Date: December 18, 2003	By:	/s/Mark E. Moran
		Name:	Mark E. Moran
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of 24/7 Real Media, Inc., dated December 17, 2003, entitled “24/7 Real Media Agrees to Acquire Real Media Korea, a Leading Interactive Marketing Firm in South Korea.”